FINANCIAL STATEMENTS

                     TWELVE MONTHS ENDED SEPTEMBER 30, 1999
                    U. S. SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM U-1

                           CINERGY CORP. CONSOLIDATED




                                   (Unaudited)

                                Pages 1 through 7



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                                  CINERGY CORP.
                           CONSOLIDATED BALANCE SHEET
                            as of September 30, 1999
                                   (unaudited)
                             (dollars in thousands)

ASSETS

                                                        Pro Forma
                                           Actual      Adjustments    Pro Forma

Current Assets

  Cash and temporary cash investments    $   57,486  $ 4,000,000 (1) $   57,486
                                                       2,118,750 (4)
                                                      (6,118,750)(6)

  Restricted deposits                         1,425                       1,425
  Notes receivable                              290                         290
  Accounts receivable less accumulated
    provision for doubtful accounts of
    $31,057 at September 30, 1999, and
    $25,622 at December 31, 1998            761,768                     761,768
  Materials, supplies, and fuel -
    at average cost                         208,931                     208,931
  Energy risk management assets             135,817                     135,817
  Prepayments and other                      75,208                      75,208
                                        -----------  ------------    ----------
                                          1,240,925          -        1,240,925

Utility Plant - Original Cost

  In service

    Electric                              9,330,180                   9,330,180
    Gas                                     811,552                     811,552
    Common                                  170,772                     170,772
                                        -----------                 -----------
                                         10,312,504                  10,312,504
  Accumulated depreciation                4,206,192                   4,206,192
                                        -----------                 -----------
                                          6,106,312                   6,106,312
  Construction work in progress             266,981                     266,981
                                        -----------                 -----------
      Total Utility Plant                 6,373,293                   6,373,293

Other Assets

  Regulatory assets                       1,128,957                   1,128,957
  Investments in unconsolidated
    subsidiaries                            309,578                     309,578
  Energy risk management assets              21,507                      21,507
  Other                                     460,227    6,118,750 (6)  6,578,977
                                        -----------  -----------     ----------
                                          1,920,269    6,118,750      8,039,019

                                        $ 9,534,487  $ 6,118,750    $15,653,237







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                                  CINERGY CORP.
                           CONSOLIDATED BALANCE SHEET
                            As of September 30, 1999
                                   (unaudited)
                             (dollars in thousands)


LIABILITIES AND SHAREHOLDERS' EQUITY
                                                        PRO FORMA
                                            ACTUAL     ADJUSTMENTS    PRO FORMA

Current Liabilities
  Accounts payable                       $  935,430                 $   935,430
  Accrued taxes                             248,441   $  (81,200)(3)    167,241
  Accrued interest                           37,813      232,000 (2)    269,813
  Notes payable and other short-term
    obligations                             363,780    4,000,000 (1)  4,363,780
  Long-term debt due within one year         31,822                      31,822
  Energy risk management liabilities        123,885                     123,885
  Other                                      81,854      135,000 (5)    216,854
                                         ----------   ----------    -----------
                                          1,823,025    4,285,800      6,108,825

Non-current Liabilities

  Long-term debt                          2,723,483                   2,723,483
  Deferred income taxes                   1,141,312                   1,141,312
  Unamortized investment tax credits        149,629                     149,629
  Accrued pension and other postretirement
    benefit costs                           346,994                     346,994
  Energy risk management non-current
    liabilities                             130,188                     130,188
  Other                                     488,892                     488,892
                                         ----------                  ----------
                                          4,980,498                   4,980,498
    Total Liabilities                     6,803,523                  11,089,323

Cumulative Preferred Stock of Subsidiaries
  Not Subject to Mandatory Redemption        92,597                      92,597

Common Stock Equity

  Common stock - $.01 par value;  authorized
    shares - 600,000,000;  outstanding shares
    - 158,917,210 at September 30, 1999, and
    158,664,532 at December 31, 1998          1,589          750 (4)      2,339
 Paid-in capital                          1,605,674    2,118,000 (4)  3,723,674
  Retained earnings                       1,038,660     (135,000)(5)    752,860
                                                        (232,000)(2)
                                                          81,200 (3)
  Accumulated other comprehensive loss       (7,556)                     (7,556)
                                         ----------   ----------    -----------
  Total Common Stock Equity               2,638,367    1,832,950      4,471,317

                                         $9,534,487   $6,118,750    $15,653,237






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                                  CINERGY CORP.
                        CONSOLIDATED STATEMENT OF INCOME
                 for the twelve months ended SeptembeR 30, 1999
                                   (unaudited)
                    (in thousands, except per share amounts)

                                                     PRO FORMA
                                         ACTUAL     ADJUSTMENTS     PRO FORMA

Operating Revenues
  Electric                            $4,271,839                    $4,271,839
  Gas                                  1,538,518                     1,538,518
    Other                                 33,239                        33,239
                                      ----------                    ----------
                                       5,843,596                     5,843,596

Operating Expenses

  Fuel and purchased and exchanged
    power                              2,303,287                     2,303,287
  Gas purchased                        1,327,631                     1,327,631
  Other operation and maintenance        948,755                       948,755
  Depreciation and amortization          346,656                       346,656
  Taxes other than income taxes          275,197                       275,197
                                      ----------                    ----------
                                       5,201,526                     5,201,526

Operating Income                         642,070                       642,070

Other Income and (Deductions)
  Equity in Earnings of Unconsolidated
    subsidiaries                          76,568                        76,568
  Gain on sale of investment in
    unconsolidated subsidiary             99,272                        99,272
  Miscellaneous - net                     19,315                        19,315
  Interest expense                      (240,034)    $(232,000)(2)    (472,034)
                                     -----------     ---------      ----------
                                         (44,879)     (232,000)       (276,879)

Income Before Taxes                      597,191      (232,000)        365,191

Income Taxes                             212,469       (81,200)(3)     131,269

Preferred Dividend Requirements
  of Subsidiaries                          5,457                         5,457
                                      ----------     ---------      ----------

Net Income                            $  379,265     $(150,800)     $  228,465

Average Common Shares Outstanding        158,786        75,000         233,786

Earnings Per Common Share

  Net Income                               $2.39                         $0.98

Earnings Per Common Share -
  Assuming Dilution Net Income             $2.38                         $0.98

Dividends Declared Per Common Share        $1.80                         $1.80







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                                  CINERGY CORP.
            CONSOLIDATED STATEMENT OF CHANGES IN COMMON STOCK EQUITY
                 For the twelve months ended September 30, 1999
                                   (unaudited)
                             (dollars in thousands)

                                                                                 ACCUMULATED
                                                                                    OTHER              TOTAL               TOTAL
                                         COMMON      PAID-IN      RETAINED      COMPREHENSIVE      COMPREHENSIVE        COMMON STOCK
                                         STOCK       CAPITAL      EARNINGS          LOSS               INCOME              EQUITY

Twelve Months Ended September 30, 1999

Balance At October 1, 1998               $1,587    $1,600,776    $  943,647      $  (3,659)                              $2,542,351
Comprehensive Income
  Net Income                                                        379,265                          $379,265               379,265
Other Comprehensive Income,
      net of tax
    Foreign currency translation
      adjustment                                                                                       (3,351)               (3,351)
    Minimum pension liability
      adjustment                                                                                           30                    30
    Unrealized loss on grantor
      trust                                                                                              (339)                 (339)
    Unrealized loss on
      securities available for sale                                                   (237)              (237)
                                                                                  --------
    Other comprehensive loss

      Total                                                                         (3,897)            (3,897)
                                                                                                     --------
Comprehensive Income Total                                                                           $375,368
                                                                                                     ========

Issuance of 369,509 shares of
  common stock - net                          2         9,700                                                                 9,702
Treasury shares purchased                              (9,191)                                                               (9,191)
Treasury shares reissued                                4,387                                                                 4,387
Dividends on common stock                                          (285,776)                                               (285,776)
Other                                                       2         1,524                                                   1,526
                                         ------    ----------    ----------      --------                                  --------

Balance at September 30, 1999           $1,589     $1,605,674    $1,038,660      $ (7,556)                               $2,638,367

Pro Forma Adjustments

(2) Interest associated with
    additional debt issued                                         (232,000)                                               (232,000)
(3) Tax benefits of additional debt                                  81,200                                                  81,200
(4) Issuance of 75,000,000 shares          750      2,118,000                                                             2,118,750
(5) Additional dividends                                           (135,000)                                               (135,000)
                                        ------      ---------    ----------      --------                                ----------

Pro Forma Balance September 30, 1999    $2,339     $3,723,674    $  752,860      $ (7,556)                               $4,471,317




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                                  CINERGY CORP.

                 Pro Forma Consolidated Journal Entries to Give
          Effect to Borrowing of $4 Billion and Issuance of Additional
                        75 Million Shares of Common Stock
                    (in thousands, except per share amounts)

Entry No. 1

Cash and temporary cash investments                   $4,000,000
   Notes payable and other short-term obligations                    $4,000,000

To record issuance of additional $4 billion of debt.

Entry No. 2

Interest expense                                        $232,000
   Accrued interest                                                    $232,000

To record interest on $4 billion of additional debt at 5.8% annum.

Entry No. 3

Accrued taxes                                            $81,200
   Income taxes                                                         $81,200

To record the reduction in income taxes due to increased interest expense on notes payable. ($232,000 at an assumed tax rate of 35%)

Entry No. 4

Cash and temporary cash investments                   $2,118,750
   Common Stock                                                            $750
   Paid-in capital                                                   $2,118,000

To record issuance of additional 75 million shares of stock at October 31, 1999 Closing price of $28.25 per share.

Entry No. 5

Retained Earnings                                       $135,000
   Other - Current liabilities                                         $135,000

To record additional dividends associated with additional shares issued, assuming the historical dividend rate of $1.80 per share.

Entry No. 6

Other - Other assets                                  $6,118,750
   Cash and temporary cash investments                               $6,118,750

To record the purchase of other investments utilizing the proceeds from the Issuance of the debt and stock.